SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             ITI TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                             ITI TECHNOLOGIES, INC.
                             A DELAWARE CORPORATION
                            2266 NORTH SECOND STREET
                         NORTH ST. PAUL, MINNESOTA 55109

                  --------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       MAY 13, 1998, AT 8:30 O'CLOCK A.M.

                  --------------------------------------------

                     TO ITI TECHNOLOGIES, INC. STOCKHOLDERS:

The annual meeting of the stockholders of ITI Technologies, Inc. (the "COMPANY") will be held on May 13, 1998, at 8:30 o'clock a.m., C.D.T., at the Marquette Hotel, Seventh Street and Marquette Avenue, Minneapolis, Minnesota 55402, for the following purposes:

     *    To elect a Board of Directors.

     * To consider and act upon a proposed amendment to the Company's Long-Term Stock Incentive Plan (1992).

     * To ratify the selection by the Board of Directors of Coopers & Lybrand, L.L.P. as the independent accountants to audit the consolidated financial statements of the Company for the year ending December 31, 1998.

     * To transact such other business as may properly come before the meeting or any adjournments thereof.

In accordance with the Bylaws of the Company, the Board of Directors has set the close of business on March 30, 1998, as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.

Your attention is respectfully directed to the attached Proxy Statement and the Proxy. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN THE ATTACHED PROXY AND DATE, SIGN AND MAIL IT AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE COMPANY FURTHER SOLICITATION EXPENSE.

                                       By Order of the Board of Directors

                                       /s/  Charles A. Durant

                                       CHARLES A. DURANT
                                       Secretary
North St. Paul, Minnesota
April 3, 1998

                             ITI TECHNOLOGIES, INC.
                             A DELAWARE CORPORATION
                            2266 NORTH SECOND STREET
                         NORTH ST. PAUL, MINNESOTA 55109
                                  612-777-2690

                  --------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 1998

                  --------------------------------------------


                             SOLICITATION OF PROXIES

This Proxy Statement is submitted in support of the solicitation of the enclosed proxy by the Board of Directors of ITI Technologies, Inc., a Delaware corporation (the "COMPANY"), for the annual meeting of the stockholders of the Company (the "ANNUAL MEETING") to be held on May 13, 1998, at 8:30 o'clock a.m. at the Marquette Hotel, Seventh Street and Marquette Avenue, Minneapolis, Minnesota 55402, and at any adjournments thereof. The cost of solicitation will be borne by the Company. This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Stockholders is intended by the Company to be mailed to its stockholders on or about April 3, 1998.

The Company may reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for expenses reasonably incurred in forwarding solicitation materials to beneficial owners of shares. The Company may have one or more of its officers or employees communicate by telephone, telegraph, or mail with some of the stockholders who may have omitted to return proxies.


                         VOTING AND REVOCATION OF PROXY

The Annual Meeting is being held for the purposes of electing the Company's Board of Directors, to consider and act upon the proposed amendment to the Company's Long-Term Stock Incentive Plan (1992) (the "STOCK INCENTIVE PLAN"), to ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year ending December 31, 1998, and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The summary annual report of the Company for the year ended December 31, 1997, and the Annual Report on Form 10-K of the Company for the year ended December 31, 1997, including financial statements, are being mailed to stockholders simultaneously herewith, but such materials are not to be considered part of the proxy soliciting materials.

Only holders of record of shares of the Company's $0.01 per share par value common stock (the "COMMON STOCK") at the close of business on March 30, 1998, the record date of the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The securities of the Company outstanding as of March 30, 1998, and which are entitled to vote at the Annual Meeting consist of 8,493,004 shares of Common Stock, each share being entitled to one vote. Stockholders do not have the right to cumulate votes for the election of directors.

The enclosed Board of Directors' proxy, when properly signed and returned to the Company, will be voted at the Annual Meeting as directed therein. Proxies in which no direction is given with respect to the various matters of business to be transacted at the Annual Meeting will be voted (i) FOR the election of the six nominees for the Board of Directors named in this Proxy Statement; (ii) FOR the approval of the proposed amendment to the Stock Incentive Plan; and (iii) FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year ending December 31, 1998. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

The enclosed proxy may be revoked at any time before it is voted by the execution and delivery of a proxy bearing a later date or by notification in writing given to the Secretary of the Company prior to the Annual Meeting. The enclosed proxy may also be revoked by attending the Annual Meeting and electing to vote in person.

A quorum, consisting of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. In accordance with the laws of the State of Delaware and the Company's Certificate of Incorporation and Bylaws, (i) with respect to the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes "FOR all nominees," "WITHHELD for all nominees," or specifying that votes be withheld for one or more designated nominees, are counted to determine the total number of votes cast, and broker non-votes are not counted, and (ii) with respect to the adoption of all other proposals, which are decided by a majority of the shares of the Common Stock of the Company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes "FOR," "AGAINST" or "ABSTAIN" on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote.

Broker non-votes will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business, but will not be considered as votes cast with respect to a particular matter as to which the broker has expressly not voted. Accordingly, broker non-votes will have no effect upon the outcome of voting on matters presented to the stockholders at the Annual Meeting.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

As required by rules adopted by the Securities and Exchange Commission (the "SEC") under Section 16(a) of the Securities Exchange Act of 1934, since November 22, 1994, the Company's directors, executive officers and beneficial owners of at least 10% of the Company's Common Stock have been required to file with the SEC reports regarding their ownership of the Company's Common Stock and any subsequent changes in such ownership. Based upon inquiries made by the Company of its executive officers and directors, and based solely upon copies of such reports received from the Company's 10% beneficial owners of Common Stock, the Company believes that during 1997 all of these filing requirements were satisfied.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of February 20, 1998, by (i) each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director (who together constitute all nominee directors), (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

                  Name of Beneficial                           Amount of
              Owner of Identity of Group                Beneficial Ownership (1)
              --------------------------                ------------------------
                                                        Shares           Percent
                                                        ------           -------
MLGAL Partners, L.P. (2) (3)..........................  1,281,159          15.1%
MLGA Fund II, L.P. (2) (3)............................  1,281,159          15.1%
Investment Advisors, Inc..............................    578,300           6.8%
Granahan Investment Management, Inc. (4)..............    555,750           6.5%
Vanguard Explorer Fund, Inc. (4)......................    459,000           5.4%
Thomas L. Auth........................................    760,741(6)        8.4%
Robert E. Brunius.....................................    240,318(6)        2.8%
Charles E. Briskey....................................     90,199(6)        1.1%
Joe Hurst.............................................     24,000(6)         *
Perry J. Lewis(5).....................................     55,156(6)         *
W. Wallace McDowell, Jr...............................     53,500(6)         *
Sangwoo Ahn(5)........................................     50,156(6)         *
William C. Ughetta, Jr. (5)...........................     16,500(6)         *
Walter R. Barry, Jr...................................      7,500(6)         *
Reed G. Grothe........................................      5,639(6)         *
All executive officers and directors as a
  group (14 persons)..................................  1,324,248(6)       14.1%

-----------------------

*   Less than 1%.

(1) Percentages of outstanding shares are based on 8,490,884 shares of Common Stock outstanding as of February 20, 1998. Shares of Common Stock subject to options granted under the Company's Stock Incentive Plan which currently are exercisable, or which become exercisable within 60 days, are deemed outstanding for computing the number and percentage ownership of the person or group holding such options but are not deemed outstanding for computing the percentages with respect to other persons. Except as otherwise noted, the persons named in the table and footnotes have sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by them.

(2) The business address of MLGAL Partners, L.P. and MLGA Fund II, L.P. is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(3) MLGAL Partners, L.P., controls MLGA Fund II, L.P., and thus the 1,281,159 shares of Common Stock owned of record by MLGA Fund II, L.P., are also shown as being owned by MLGAL Partners, L.P.

(4) A Schedule 13G was filed with the SEC by Granahan Investment Management, Inc. reporting beneficial ownership of 555,750 shares of Common Stock of the Company, including shares of Common Stock of the Company for which Vanguard Explorer Funds, Inc. has the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.

(5) Messrs. Ahn, Lewis, Ughetta and John A. Morgan may be deemed to be affiliates of MLGAL Partners, L.P. These individuals each disclaim beneficial ownership of the shares directly owned by MLGAL Partners, L.P. The business address of these individuals is MLGAL Partners, L.P., Two Greenwich Plaza, Greenwich, Connecticut 06830.

(6) Includes options granted under the Stock Incentive Plan and the Director Plan to purchase the following number of shares held by the following individuals, which options are currently exercisable or will become exercisable within 60 days of February 20, 1998: Mr. Auth (521,009), Mr. Brunius (210,318), Mr. Briskey (90,000), Mr. Hurst
         (24,000), Mr. McDowell (7,500), Mr. Ahn (7,500), Mr. Lewis (7,500), Mr.
         Ughetta (7,500), Mr. Barry (7,500), Mr. Grothe (4,400), and other executive officers as a group, 4 persons (16,750). The business address of Mr. Auth is Interactive Technologies, Inc., 2266 North Second Street, North St. Paul, Minnesota 55109.













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


                PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

GENERAL

The Bylaws of the Company provide that the number of directors may be set by the Board of Directors at any time but may not be fewer than three nor more than nine. The Board has set the number of directors at no fewer than six nor more than eight.

It is the recommendation of the Company's Board of Directors that the six nominees named below be elected as directors, to serve as directors until the next annual meeting of the stockholders and until their successors shall be duly elected and qualified as directors. The Board may appoint up to two additional members to the Board if individuals qualified to serve as directors are found and agree to serve.

Unless otherwise directed, the proxies solicited by the Board of Directors will be voted in favor of the nominees named below. However, in the event of the inability or unwillingness of one or more of these nominees to serve as a director at the time of the Annual Meeting or any adjournments thereof, the shares represented by the proxies will be voted in favor of the remainder of such nominees and may also (in the discretion of the holders of said proxies) be voted for other nominees not named herein, in lieu of those unable or unwilling to serve. As of the date hereof, the Board of Directors knows of no nominee who is unable or unwilling to serve.

All of the nominees of the Board of Directors are presently serving as directors of the Company. The names, ages and tenure of all six nominees are as follows:

                                       Ages      Director Since
                                       ----      --------------
Thomas L. Auth                          53           1992
W. Wallace McDowell, Jr.                61           1992
William C. Ughetta, Jr.                 37           1992
Perry J. Lewis                          60           1992
Sangwoo Ahn                             59           1992
Walter R. Barry, Jr.                    64           1995

STOCKHOLDER APPROVAL

The affirmative vote of a plurality of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote (assuming a quorum is present) is required to elect each director.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE SIX NOMINEES FOR THE BOARD OF DIRECTORS SET FORTH ABOVE.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS

The following discussion sets forth certain information regarding the nominees for the Board of Directors of the Company.

THOMAS L. AUTH has been an executive officer of Interactive Technologies, Inc., a wholly-owned subsidiary of the Company ("INTERACTIVE TECHNOLOGIES"), since 1981 and its President since 1983. He has been President and Chief Executive Officer of the Company since March 1993 and a director since May 1992. Mr. Auth was appointed Chairman of the Board of Directors of the Company on April 1, 1997. Mr. Auth is currently a director, Chief Executive Officer and President of Interactive Technologies, a director of CADDX Controls, Inc., a wholly owned subsidiary of the Company ("CADDX"), a director and President and Treasurer of ITI International, Inc., a wholly owned subsidiary of Interactive Technologies ("ITI INTERNATIONAL"), and a director and Chief Executive Officer of ITI Finance Corporation, a wholly owned subsidiary of Interactive Technologies ("ITI FINANCE"). Mr. Auth also is a director of Ergodyne Corporation, EH Publishing, Inc., and Vomela Specialty Company, which are privately-held companies. He has served as the Treasurer and a Board member of the Security Industry Association and is also a certified public accountant.

W. WALLACE MCDOWELL, JR. has been a director of the Company since May 1992 and served as Chairman of the Board of Directors from May 1992 to April 1997. On November 1, 1994, he became a private investor. From 1991 until November 1, 1994, he was a Managing Director of Morgan Lewis Githens & Ahn ("MLG&A"), a privately-owned international investment banking and leveraged buyout firm which was founded in 1982. From 1983 until January 1991, Mr. McDowell was Chairman and Chief Executive Officer of the Prospect Group, Inc., which was founded as a private venture capital company and evolved into a diversified leveraged acquisition company. Mr. McDowell is a director of U.S. HomeCare, Inc. and Children's Discovery Centers of America, which are publicly-held companies. He is also a director of Jack Morton Productions, a privately-held company, and a trustee of Excelsior Funds, a group of mutual funds registered under the Investment Company Act of 1940, as amended.

WILLIAM C. UGHETTA, JR. has been a director of the Company since February 1992 and an officer since March 1992. Mr. Ughetta currently serves as Assistant Secretary of the Company. In December 1997, Mr. Ughetta became a Managing Director of Long Point Capital, Inc., a private equity investment firm. From January 1994 through December 1996, Mr. Ughetta was a general partner of MLG&A and MLGAL Partners, L.P. MLGAL Partners, L.P. is the general partner of MLGA Fund II, L.P. Mr. Ughetta joined both MLG&A and MLGAL Partners as Vice President in October 1990 and became a managing director of both entities in January 1994. Currently, Mr. Ughetta is a managing director of MLG&A and MLGAL Partners, L.P. and is also a director of Gradall Industries, Inc., a publicly-held company.

PERRY J. LEWIS has been a director of the Company since May 1992 and was President from May 1992 until March 1993. Mr. Lewis was a founding partner of MLG&A and has served as a partner of that firm since 1982. He has been a general partner of MLGAL Partners, L.P. since April 1987. Mr. Lewis is a director of Aon Corporation, Chancellor Media Corporation, Stuart Entertainment, Inc., and Gradall Industries, Inc., which are publicly-held companies.

SANGWOO AHN has been a director of the Company since May 1992. He is a founding partner of MLG&A and has served since April 1982 as a partner of that firm. He has been a general partner of MLGAL Partners, L.P., since April 1987. Mr. Ahn is also a director of Kaneb Pipe Line Partners, L.P., Kaneb

Services, Inc., PAR Technologies, Inc., Stuart Entertainment, Inc., Quaker Fabric Corporation, and Gradall Industries, Inc., which are publicly-held companies.

WALTER R. BARRY, JR. has been a director of the Company since February 1995. Mr. Barry is a director of Old Country Buffets, Inc., a publicly-held company, and he also serves as a director of Diamond Brands Inc. and Tru-Stone Corp., which are privately-held companies. Until January 1, 1988, Mr. Barry served as an Executive Vice President of General Mills, Inc., a manufacturer and marketer of consumer foods.

BOARD ACTIONS AND COMMITTEES

During the fiscal year ended December 31, 1997, the Board of Directors held five formal meetings and twice adopted written actions in lieu of a meeting. Board members also met informally during the year to discuss various aspects of the business affairs of the Company.

All directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier death, resignation or removal from office. The officers of the Company are appointed by the Board of Directors and hold office until their successors are chosen and qualified or until their earlier death, resignation, or removal from office.

The Compensation Committee of the Board of Directors for 1997 and 1998 consisted of and consists of Thomas L. Auth, W. Wallace McDowell, Jr., and Perry J. Lewis. Messrs. McDowell and Lewis are nonemployee directors of the Company and constitute the members of the Sub-Committee of the Compensation Committee (the "SUB-COMMITTEE") that administer certain aspects of the Stock Incentive Plan. The Compensation Committee makes recommendations to the Board regarding the compensation of executive officers, and the Compensation Committee and Sub-Committee administer the Company's Stock Incentive Plan. The Compensation Committee adopted a written action in lieu of a meeting once during 1997.

The Audit Committee of the Board of Directors for 1997 and 1998 consisted of and consists of W. Wallace McDowell, Jr., William C. Ughetta, Jr., and Walter R. Barry, Jr., all of whom are nonemployee directors of the Company. The Audit Committee annually recommends the independent accountants for appointment by the Board of Directors and ratification by the stockholders, reviews the services to be performed by the independent accountants, and receives and reviews the reports submitted by them. The Audit Committee held one meeting during 1997.

The Board of Directors has no nominating committee.

No member of the Board of Directors attended less than 75% of the aggregate of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

COMPENSATION OF DIRECTORS

FEES AND REIMBURSEMENT OF EXPENSES

Effective in 1995, the Company's Board of Directors authorized payment to all nonemployee directors who are not affiliated with MLG&A of a $12,000 per year fee, a fee of $750 per meeting attended of the Board of Directors or a Committee of the Board of which they are members, and the reimbursement of all out-of-pocket expenses incurred by them in attending meetings of the Board or Committees of the Board. Nonemployee directors who are affiliated with MLG&A are reimbursed for all out-of-pocket expenses incurred by them in attending meetings of the Board or Committees of the Board. The Company's nonemployee directors who are not affiliated with a major stockholder of the Company now consist of W. Wallace McDowell, Jr. and Walter R. Barry, Jr. The other nonemployee directors now consist of Perry J. Lewis, Sangwoo Ahn and William C. Ughetta, Jr. In 1997, directors' fees of $15,750 were paid to both Mr. McDowell and Mr. Barry.

NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

The following description of the Nonemployee Director Stock Option Plan (the "DIRECTOR PLAN") is qualified in its entirety by reference to the text of the Director Plan.

The Director Plan is administered by the Board of Directors, which may delegate its authority to a committee of the Board. Except for decisions regarding who is eligible to participate in the Director Plan, the number of shares subject to options granted under the Director Plan, and the exercise price and term of such options (which are determined pursuant to a formula set forth in the Director Plan, as described below), the Board of Directors makes any determinations necessary or advisable for the administration of the Director Plan consistent with its terms, including when and the terms under which the options will vest.

The Director Plan currently provides for the grant of its options to acquire up to 75,000 shares of the Company's Common Stock, and a total of 75,000 shares has been reserved by the Board of Directors for issuance pursuant to options granted under the Director Plan. As of February 20, 1998, no shares were subject to outstanding options, and 75,000 shares were available for future grants of options under the Director Plan. Only directors that are not employees of the Company, Interactive Technologies, or any other subsidiary of the Company ("NONEMPLOYEE DIRECTORS") are eligible to receive options under the Director Plan. A Nonemployee Director, upon becoming a director of the Company, is automatically granted under the Director Plan an option to purchase 7,500 shares of Common Stock at an exercise price equal to the "Fair Market Value" of the Common Stock on the date of grant, as the term "Fair Market Value" is defined in the Director Plan. Options granted under the Director Plan vest as determined by the Board of Directors at the time of grant. The Board of Directors, in its sole discretion, may permit a participant under the Director Plan to surrender to the Company shares of Common Stock previously acquired by the participant as part or full payment for the exercise of a stock option, and such surrendered shares would be valued at their Fair Market Value on the date of exercise. Options granted under the Director Plan are not intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

The Director Plan terminates on February 2, 2005, and no options may be granted under the Plan after such date.

Effective February 3, 1995, and as approved by the Company's stockholders at the annual meeting of stockholders held on May 10, 1995, Messrs. McDowell, Lewis, Ahn, Ughetta and Barry, as Nonemployee Directors of the Company, each was granted under the Director Plan a non-qualified option to purchase 7,500 shares of Common Stock at an exercise price of $25.88 per share, which was the "Fair Market Value" of the Common Stock on such date as defined in the Director Plan (consisting of the officially quoted closing price on the date of grant). The options granted on February 3, 1995, became exercisable to the extent of one-third of the number of shares underlying each option (or 2,500 shares) on the date of grant of the options and on the first and second anniversary dates of the grant of the options. Therefore, as of February 3, 1997, each such option was exercisable to the extent of 7,500 shares.

The stated purpose of the Director Plan is to advance the interests of the Company through the motivation, attraction and retention of its Nonemployee Directors. In light of this purpose and the substantial reduction in the market value of the Company's Common Stock following the November 15, 1996, announcement by the Company that it had received notice from its largest customer, ADT Security Systems, Inc. ("ADT"), stating that ITI was not then included in ADT's future strategic product planning and should anticipate a reduction in purchase orders from ADT during the first quarter of 1997, the Board of Directors approved on May 22, 1997, the cancellation of options awarded to date under the Director Plan and the replacement of such options with options under the Stock Incentive Plan with an exercise price equal to the market value of the Common Stock of the Company on the close of business on May 22, 1997, which was $16.00. The Board amended the Stock Incentive Plan to allow awards thereunder to be made to Nonemployee Directors of the Company, as well as employees, so that newly issued options under the Stock Incentive Plan could be exchanged for all options outstanding under the Director Plan as of May 22, 1997. See "Executive Compensation -- Report of the Compensation Committee -- 1997 Option Replacement/Repricing."


                                   PROPOSAL 2
               AMENDMENT TO LONG-TERM STOCK INCENTIVE PLAN (1992)

On May 11, 1992, in connection with the acquisition of Interactive Technologies by the Company, the Company's Board of Directors and stockholders approved the Stock Incentive Plan. The Stock Incentive Plan permits the granting of awards to employees and nonemployee directors of the Company or its subsidiaries in the form of stock options, restricted stock, restricted stock units, and stock appreciation rights (collectively, "AWARDS"). Stock options granted under the Stock Incentive Plan are intended to be non-qualified options not meeting the requirements of Section 422 of the Code.

The Stock Incentive Plan is intended to assist the Company in hiring and retaining well-qualified employees and directors by allowing them to participate in the ownership and growth of the Company through the grant of Awards. Management feels that the granting of Awards under the Stock Incentive Plan will serve as partial consideration for, and give key employees an additional inducement to, remain in the service of the Company and provide them with an increased incentive to work for the Company's success.

On January 20, 1998, the Company's Board of Directors adopted a proposed amendment to the Company's Stock Incentive Plan, which amendment is to be considered by the Company's stockholders at the Annual Meeting. The proposed amendment is to increase the total number of shares of Common Stock for which Awards may be granted under the Stock Incentive Plan from 2,000,000 to 2,500,000.

The Board believes that the additional stock options would, among other things, promote the interests of the Company and its shareholders by assisting the Company in attracting, retaining and stimulating the performance of officers, key employees and directors. The Board believes that the existing options have contributed substantially to the successful achievement of the above objectives and the granting of stock options for these purposes is comparable with other high-tech companies. As of February 20, 1998, 1,959,409 Awards of options on shares (excluding Awards that have been forfeited and canceled, which are available for reissue) had been granted and 1,360,787 shares remained subject to outstanding options. Of the 1,959,409 options granted under the Stock Incentive Plan, an aggregate of 870,109 options were issued prior to the Company's initial public offering on November 22, 1994. Of the 870,109 options issued prior to the Company's initial public offering, 625,700 were issued in 1992 in connection with the acquisition of Interactive Technologies by the Company.

The following discussion of the principal features and effects of the Stock Incentive Plan is qualified in its entirety by reference to the text of the Stock Incentive Plan.

ADOPTION OF STOCK INCENTIVE PLAN

The Stock Incentive Plan was approved by the Company's Board of Directors and stockholders on May 11, 1992. Options granted under the Stock Incentive Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code.

ADMINISTRATION

The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. In certain circumstances, however, the Sub-Committee makes determinations regarding Awards granted under the Stock Incentive Plan.

The Stock Incentive Plan gives broad powers to the Compensation Committee and Sub-Committee to administer and interpret the Stock Incentive Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted. With respect to such decisions regarding executive officers of the Company, the Sub-Committee now consisting of W. Wallace McDowell, Jr. and Perry J. Lewis, both of whom are nonemployee directors of the Company, makes decisions under and interprets the Stock Incentive Plan. The Sub-Committee has authority to select the Company's executive officers who will receive Awards and to determine the number and other terms of such Awards. In all other cases, the Compensation Committee determines the employees who will be granted Awards under the Stock Incentive Plan and, subject to the provisions of the Stock Incentive Plan, determines the number of shares subject to each Award and the terms thereof. In addition, and subject to the authority of the Compensation Committee and Sub-Committee as discussed above, the Board of Directors makes any other determinations necessary or advisable for the administration of the Stock Incentive Plan consistent with its terms. Determinations by the Board of Directors, the Compensation Committee or Sub-Committee, as the case may be, are final and conclusive. Grants of Awards and other decisions of the Board of Directors or the Compensation Committee or Sub-Committee are not required to be made on a uniform basis.

The Stock Incentive Plan provides that each Award granted thereunder shall be evidenced in writing and that the writing shall be delivered to the participant and shall specify the terms and conditions of the Stock Incentive Plan and any rules applicable thereto, including the effect on such Award of the death, retirement or other termination of employment of the participant and the effect thereon, if any, of a change in control of the Company.

SHARES SUBJECT TO STOCK INCENTIVE PLAN

The Stock Incentive Plan currently provides for the grant of Awards to acquire up to 2,000,000 shares of the Company's Common Stock. As of February 20, 1998, 1,379,027 shares were subject to outstanding options and 40,591 shares were available for future grants of Awards under the Stock Incentive Plan. The shares to be issued pursuant to Awards granted under the Stock Incentive Plan are currently authorized but unissued shares. The number of shares of the Company's Common Stock available under the Stock Incentive Plan and purchasable pursuant to Awards issued under the Stock Incentive Plan may be adjusted to prevent dilution in the event of a stock split, combination of shares, stock dividend or certain other similar events.

ELIGIBILITY

The Company's Board of Directors, Compensation Committee or Sub-Committee, as the case may be, is authorized to grant Awards under the Stock Incentive Plan only to Nonemployee Directors of the Company or employees of the Company, Interactive Technologies, CADDX and any other subsidiary of the Company who, in the opinion of the Compensation Committee or Sub-Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company.

TERMS OF AWARDS

OPTIONS

Upon the grant of an option under the Stock Incentive Plan, the Compensation Committee or Sub-Committee (as the case may be) determines the terms of the option, including the number of shares of the Company's Common Stock that may be purchased upon exercise of the option, the exercise price at which the shares may be purchased upon exercise of an option, and the conditions and limitations applicable to the exercise of the option. However, no option may be exercisable after the expiration of ten years from the date of grant. Upon exercise of any option, payment may be made in cash or its equivalent, or, if and to the extent permitted by the Compensation Committee or Sub-Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, but only if the combined value of all cash and cash equivalents and the fair market value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to the exercise price of the Option. All options granted under the Stock Incentive Plan are non-transferable and non-assignable except by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. Upon an optionee's death, such optionee's options pass by will or the laws of descent and distribution and may be exercised by the optionee's personal representative, distributees or legatees but only to the extent that the options could have been exercised by the optionee at the date of his or her death.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

The Stock Incentive Plan authorizes the grant thereunder of restricted shares of Common Stock ("RESTRICTED STOCK") contingently granted to a participant under the Stock Incentive Plan and restricted stock units ("RESTRICTED STOCK UNITS") contingently awarded under the Stock Incentive Plan. As of February 20, 1998, no Awards of Restricted Stock or Restricted Stock Units had been granted or were outstanding. The Compensation Committee or the Sub-Committee (as the case may be) has the sole and complete authority to determine the employees to whom shares of Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each participant, the duration of the period during which, and the conditions under which, a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Company ("RESTRICTION PERIOD"), and the other terms and conditions of such Awards. However, the Restriction Period must consist of at least one year (which may be shortened or waived by the Compensation Committee or Sub-Committee at any time in its discretion) with respect to one or more participants or Awards outstanding.

Restricted Stock Units and shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period. Certificates issued evidencing shares of Restricted Stock are to be registered in the name of the participant and deposited by such participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restriction Period, the Company is to deliver such certificates to the participant or the participant's legal representative. Payment for Restricted Stock Units is to be made to the Company in cash or shares of Common Stock, as determined at the sole discretion of the Compensation Committee or Sub-Committee.

STOCK APPRECIATION RIGHTS

The Stock Incentive Plan provides for the grant to employees of stock appreciation rights ("STOCK APPRECIATION RIGHTS"), which entitle the recipient thereof to receive an amount of cash equal to the excess, if any, of the "Fair Market Value" (as the term "Fair Market Value" is defined in the Stock Incentive
Plan) of a share of Common Stock upon the exercise of the Stock Appreciation Right (or such other date specified by the Compensation Committee or Sub-Committee at the time of grant) over the exercise price thereof. As of February 20, 1998, no Awards of Stock Appreciation Rights were outstanding. The Stock Incentive Plan grants to the Compensation Committee or Sub-Committee sole and complete authority to grant Stock Appreciation Rights in tandem with or in addition to an option granted under the Stock Incentive Plan, or as freestanding and unrelated to an option. Stock Appreciation Rights granted in tandem with or in addition to an option may be granted either at the same time as the option or at a later time.

Stock Appreciation Rights are not exercisable earlier than six months after grant, are not exercisable after the expiration of ten years from the date of grant, and must have an exercise price of not less than 100% of the Fair Market Value of the Common Stock on the date of grant.

EFFECT OF CERTAIN CORPORATE EVENTS, INCLUDING REORGANIZATION

Under the Stock Incentive Plan, if the Compensation Committee or Sub-Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event, affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Stock Incentive Plan, the Compensation Committee or Sub-Committee, in its sole discretion, and in such manner as it shall deem equitable, may adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold under the Stock Incentive Plan,
(ii) the number and kind of shares subject to outstanding Awards, and (iii) the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a participant or a person who has an outstanding Award; provided, however, that the number of shares subject to any Award shall always be a whole number.

TERMINATION AND AMENDMENT

The Stock Incentive Plan terminates on May 10, 2002, and no options or other Awards may be granted under the Stock Incentive Plan after that date.

The Compensation Committee may amend, modify or terminate any outstanding Award with the participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Stock Incentive Plan, including, without limitation, (i) to change the date or dates as of which an option becomes exercisable or Restricted Stock becomes nonforfeitable, or (ii) to cancel and reissue an Award under such different terms and conditions as it determines appropriate. In addition, the Compensation Committee may amend the Stock Incentive Plan in such manner as may be necessary so as to have the Stock Incentive Plan conform with local rules and regulations.

The Board of Directors may amend, suspend or terminate the Stock Incentive Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement.

FEDERAL INCOME TAX CONSEQUENCES

The following description is a general summary of the current federal income tax provisions relating to the grant and exercise of Awards under the Stock Incentive Plan. The provisions summarized below are subject to changes in federal income tax laws and regulations, and the effects of such provisions may vary with individual circumstances.

OPTIONS

The options granted under the Stock Incentive Plan are not intended to be "incentive stock options" within the meaning of Section 422 of the Code. Upon the grant of an option under the Stock Incentive Plan, no taxable income is recognized by the optionee, and there is no concomitant expense deductible by the Company.

Upon the exercise of an option granted under the Stock Incentive Plan, the difference between the fair market value of the shares on the date of exercise and the lower option price is taxable to the optionee as ordinary income, generally is deductible by the Company, and is added to the optionee's basis in the Common Stock purchased upon exercise of the option. More complex rules apply in determining basis if the optionee is permitted to use previously acquired Common Stock to pay all or part of the exercise price of an option granted under the Stock Incentive Plan. A recipient who surrenders Common Stock (if permitted to do so by the Compensation Committee) in payment of all or part of the exercise price will not recognize gain or loss with respect to the surrendered shares. Upon the exercise of an option granted under the Stock Incentive Plan, the difference between the fair market value at the date of exercise and the exercise price will be an item of tax preference for purposes of calculating the option holder's alternative minimum tax which, under certain circumstances, could cause an increased tax liability as a result of the exercise.

Upon the sale of shares of Common Stock acquired upon the exercise of an option granted under the Stock Incentive Plan, the optionee recognizes a capital gain or loss to the extent of the difference between the optionee's basis in the shares and the sale price of the shares, and there is no tax consequence to the Company.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

A recipient of Restricted Stock or Restricted Stock Units normally will not recognize taxable income at the time Restricted Stock or Restricted Units are granted, unless rights to all or part of the Restricted Stock or Restricted Stock Units are immediately vested and are not subject to Section 16(b) of the Securities Exchange Act of 1934. Thereafter, the recipient will recognize ordinary income as the restrictions lapse. The amount of such ordinary income will be equal to the market value of the Restricted Stock or Restricted Stock Units (in excess of any amount paid by the recipient) at the time of the lapse. However, the recipient may elect under Section 83(b) of the Code to recognize ordinary income in an amount equal to the market value of the Restricted Stock or Restricted Stock Units (in excess of any amount paid by the recipient) at the time the Restricted Stock or Restricted Stock Units are granted. Upon a subsequent sale, a change in the value of the Restricted Stock or Restricted Stock Units would be treated as capital gain or loss. The

Company or its appropriate subsidiary will generally be allowed an income tax deduction equal to the ordinary income recognized by the recipient.

STOCK APPRECIATION RIGHTS

The recipient of a Stock Appreciation Right will not recognize taxable income at the time the Stock Appreciation Right is granted, nor will the Company or any of its subsidiaries be entitled to a tax deduction at that time. Upon exercising a Stock Appreciation Right, the recipient will recognize ordinary income on the exercise date in an amount equal to any cash received. The Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the recipient.

WITHHOLDING

The Company or its appropriate subsidiary is required to withhold tax on ordinary income recognized by participants in connection with the exercise of options and Stock Appreciation Rights granted under the Stock Incentive Plan and in connection with the vesting of Restricted Stock or Restricted Stock Units. The amounts withheld may significantly reduce or eliminate amounts otherwise payable to participants with respect to salaries, bonuses and other employee compensation. Further, the Company may require the participant to remit to the Company an amount sufficient to satisfy any applicable withholding requirement prior to the delivery of any shares of Common Stock.

STOCKHOLDER APPROVAL

The affirmative vote of a majority of the voting power of the shares present either in person or by proxy at the Annual Meeting and entitled to vote (assuming a quorum is present) is required to approve the amendment to the Stock Incentive Plan.

The Company's Board is not required to submit the proposed amendment to the Stock Incentive Plan to the approval of the stockholders. The approval by the Company's stockholders of the amendment to the Stock Incentive Plan increasing the number of shares for which options may be granted appears to be one of the requirements to have the Company's Common Stock quoted on The Nasdaq National Market. Assuming that stockholder approval of the amendment to the Stock Incentive Plan is required by the rules of The Nasdaq Stock Market, failing to obtain such approval ultimately could result in the Common Stock being sold on the over-the-counter market, which probably would result in less liquidity for the Common Stock. Accordingly, if the stockholders do not approve the proposed amendment to the Stock Incentive Plan, the amendment will not be adopted.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE STOCK INCENTIVE PLAN SET FORTH ABOVE.


                                   PROPOSAL 3
           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

On March 10, 1998, and subject to the ratification of the holders of the Company's Common Stock, Coopers & Lybrand L.L.P., who have been the Company's accountants since 1992, was selected by the Company's Board of Directors as the independent accountants to audit the Company's consolidated financial statements for the year ending December 31, 1998. If the holders of the Common Stock do not ratify the selection of Coopers & Lybrand L.L.P., other independent accountants will be considered and selected by the Board of Directors. All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants, unless other instructions are indicated thereon.

Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

STOCKHOLDER APPROVAL

The affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote (assuming a quorum is present) is required to ratify the appointment of Coopers & Lybrand L.L.P. as the independent accountants for the Company for the year ending December 31, 1998.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE INDEPENDENT ACCOUNTANTS SET FORTH ABOVE.


                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Recommendations regarding compensation paid to the Company's executive officers in 1997 were made to the Board of Directors by a Compensation Committee consisting of Thomas L. Auth, W. Wallace McDowell, Jr. and Perry J. Lewis; Messrs. McDowell and Lewis are nonemployee directors of the Company. Mr. Auth is Chairman of the Board of Directors, Chief Executive Officer and President of the Company.

INFORMATION REGARDING CERTAIN EXECUTIVE OFFICERS

THOMAS L. AUTH -- See Proposal 1 -- "Election of Directors -- Information Regarding Nominees for Election as Directors."

CHARLES E. BRISKEY has been employed by Interactive Technologies in various capacities since July 1981. Mr. Briskey has served as Vice President, Operations of Interactive Technologies since July 1985. He has been an executive officer of the Company since March 1993. He has been a Senior Vice President of the Company since March 1996 and Treasurer of the Company since March 1993. He also serves as a director and Vice President and Secretary of ITI International.

ROBERT E. BRUNIUS has been employed by Interactive Technologies in engineering activities since August 1981. Mr. Brunius has served as Vice President, Engineering of Interactive Technologies since May 1984. He has been an executive officer of the Company since September 1994. He has been a Senior Vice President of the Company since March 1996.

JOE HURST has been employed by CADDX since 1986 and has been President and a director of CADDX since 1987. Mr. Hurst has been a Senior Vice President of the Company since May 22, 1997. Mr. Hurst served as President of the Security Industry Association from 1993 to 1995 and currently serves as a Vice President, a director and Chairman of the Strategic Planning Committee for that trade association.

CHARLES A. DURANT has been an employee of the Company and Interactive Technologies since January 1996. He became Secretary of the Company in March 1996 and was appointed Vice President, General Counsel and Secretary of the Company in May 1997. Mr. Durant also serves as Vice President, General Counsel and Secretary of Interactive Technologies, a director, Secretary and Treasurer of CADDX, and a director, President and Secretary of ITI Finance. From September 1989 until January 1996, he was an attorney at Winthrop & Weinstine, P.A., which provides legal services to the Company. Prior to entering the legal profession, he held various accounting positions with Honeywell Inc. Mr. Durant also serves as a director of Coffee House Press, a private Minnesota nonprofit corporation.

JACK A. REICHERT joined Interactive Technologies in February 1991 as Controller and became an executive officer of the Company in September 1994. He now serves as Vice President, Finance of the Company. Mr. Reichert also serves as Vice President, Finance and Administration of Interactive Technologies and a director, Vice President and Treasurer of ITI Finance. From May 1990 until February 1991, he was Controller at American Coating Technology, Inc., a paper coating concern. From 1983 until May 1990, Mr. Reichert held various accounting positions with Donaldson Company, Inc., a multinational manufacturer of filtration products and accessories. He is also a certified public accountant.

DUANE PAULSON has been Vice President, Marketing of Interactive Technologies since March 1996 and has been employed in various marketing positions at Interactive Technologies since 1991. From August 1988 to March 1991, he was a management consultant to member utilities while on the staff of the National Rural Electric Cooperative Association. From March 1980 to August 1988, he held various marketing and public relations positions with United Power Association, a Minnesota utility.

REED G. GROTHE has been Vice President, Sales of Interactive Technologies since March 1996 and has been employed at Interactive Technologies since February 1995. He was Executive Vice President, Sales and Administration for General Office Products Company, a regional distributor of office equipment, supplies and furnishings, from June 1990 to February 1995. From 1986 to 1989, he was President of Executone of Minnesota, a regional distributor of telephone and hospital communication systems.

GERALD U. KLASEN has been Vice President, International and Commercial Sales of Interactive Technologies since March 1997. From 1977 to 1997, he held various executive positions with Swiss Industrial Group (SIG), Neuhausen, Switzerland. SIG is an international manufacturer and marketer of sophisticated plant automation equipment. Positions held were Vice President Sales and marketing, SIG North America, Vice President Sales and Marketing, Doboy Division, and Vice President positions in administration and human resources.








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


EXECUTIVE COMPENSATION PROGRAM

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation for 1995, 1996 and 1997 awarded to or earned by the Company's Chief Executive Officer and the four other highest-compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 during 1997:

                                                                   Long-Term
                                                                 Compensation
                                                                 ------------
                                         Annual Compensation       Number of
        Name and                         -------------------     Stock Options      All Other
    Principal Position       Year        Salary       Bonus        Granted(2)    Compensation(3)
    ------------------       ----        ------       -----        ----------    ---------------
Thomas L. Auth               1995       $300,000    $139,500(1)     160,000          $2,250
President and Chief          1996        325,000     156,500(1)     100,000           2,250
Executive Officer            1997        325,000     185,250(1)     100,000           2,400

Charles E. Briskey           1995       $140,000    $ 55,800(1)      55,000          $2,250
Senior Vice President        1996        150,000      57,600(1)      35,000           2,250
                             1997        150,000      68,400(1)      35,000           2,400

Robert E. Brunius            1995       $140,000    $ 55,800(1)      55,000          $2,250
Senior Vice President        1996        150,000      57,600(1)      35,000           2,250
                             1997        150,000      68,400(1)      35,000           2,400

Joe Hurst                    1997(4)    $116,659    $ 57,000(1)      24,000          $3,000
Senior Vice President

Reed G. Grothe               1995(5)    $ 85,773    $ 10,850          7,000          $  ---
Vice President, Sales of     1996        110,000      14,300          5,500           1,039
Interactive Technologies     1997        115,000      13,375         10,000           1,947


------------------

(1) Represents bonuses earned for the year shown in the table and paid in the following year.

(2) Consists of non-qualified stock options granted under the Stock Incentive Plan.

(3) Other compensation consists of matching contributions made by the Company on behalf of each of the named individuals under its 401(k) profit-sharing plans. Salary deferrals into the 401(k) plans are included in the salary column.

(4) Mr. Hurst became an employee and executive officer of the Company upon the acquisition of CADDX by the Company on April 30, 1997. Accordingly, the salary and bonus for 1997 represents only a partial year.

(5) Mr. Grothe was hired by the Company on February 20, 1995. Accordingly, the salary and bonus for 1995 represent only a partial year.

STOCK OPTIONS

As of February 20, 1998, the Stock Incentive Plan provided for the grant of Awards to acquire up to 2,000,000 shares of Common Stock. As of February 20, 1998, 1,360,787 Stock Options were outstanding under the Stock Incentive Plan, consisting of 150,000 Series A Options, 1,100 Series B Options, 389,360 Series C Options, 662,827 Series D Options, 120,000 Series E Options and 37,500 Series F Options.

As of February 20, 1998, all Series A Options, Series B Options, Series D Options, Series E Options and Series F Options were exercisable, and Series C Options to purchase 92,380 shares of Common Stock were exercisable. The Company has filed a Registration Statement on Form S-8 registering the resale of the shares purchased upon the exercise of such options.

The following table sets forth information concerning individual grants of all stock options made during the year ended December 31, 1997, to each of the executive officers named in the Summary Compensation Table. Options described in the table were granted under the Company's Stock Incentive Plan as part of an overall incentive compensation program.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       Potential Realizable
                                          Percentage                                      Value at Assumed
                        Number of          of Total                                    Annual Rates of Stock
                       Securities          Options                                     Price Appreciation for
                       Underlying         Granted to                                     Option Term(2)(3)
                        Options            Employees     Exercise      Expiration     -----------------------
Name                   Granted(1)(2)     in 1997(2)       Price           Date           5%            10%
----                   -------------     ----------     ----------     ----------     --------     ----------
Thomas L. Auth          100,000              27%        $14.125(4)      04/14/07      $888,314     $2,251,161


Charles E. Briskey       35,000              10%         14.125(4)      04/14/07       310,910        787,906


Robert E. Brunius        35,000              10%         14.125(4)      04/14/07       310,910        787,906


Joe Hurst                24,000               7%         14.875(4)      04/30/07       224,515        568,966


Reed G. Grothe           10,000               3%         14.125(4)      04/14/07        88,831        225,116


-----------------

(1) The Stock Options granted to Messrs. Auth, Briskey, Brunius and Hurst are Series D Options, while the options granted to Mr. Grothe are Series C Options. The terms of these Stock Options, including the conditions under which they become exercisable, are described in "Election of Directors--Executive Compensation--Incentive Compensation Program."

(2) The number of Stock Options granted does not include Stock Options granted in previous years that were repriced or replaced in 1997. See "Executive Compensation -- Option Repricing."

(3) Represents the potential net realizable value of each grant of Stock Options assuming that the market price of the underlying Common Stock appreciates in value from its fair market value on the date of grant to the end of the option term at the indicated annual rates. The actual value realized, if any, on Stock Option exercises will be dependent upon overall market conditions and the future performance of the Company and its Common Stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

(4) Represents the fair market value of the Common Stock at the date of grant as determined by the Board of Directors.









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


The following information is furnished with respect to the exercise of Stock Options during the year ended December 31, 1997, by the Company's executive officers named in the Summary Compensation Table and the value at December 31, 1997, of unexercised Stock Options held by such individuals. All options were granted under the Company's Stock Incentive Plan.

      AGGREGATED OPTION EXERCISES IN 1997 AND FISCAL YEAR-END OPTION VALUES

                                                                Number of Securities            Value of Unexercised
                            Number of                      Underlying Unexercised Options    "In the Money" Options(2)
                         Shares Acquired       Value       ------------------------------    -------------------------
Name                      Upon Exercise     Realized(1)      Exercisable Unexercisable       Exercisable Unexercisable
----                      -------------     -----------      ----------- -------------       ----------- -------------
Thomas L. Auth
  Series A Options            15,000         $298,125           97,600        ---             $1,634,800     $  ---
  Series B Options             ---              ---              ---          ---                  ---          ---
  Series D Options             ---              ---            363,409        ---              2,811,192        ---
  Series E Options             ---              ---             60,000        ---                315,000        ---

Charles E. Briskey                                                                            $    ---       $  ---
  Series A Options             ---           $  ---              ---          ---                  ---
  Series B Options             ---              ---              ---          ---                  ---
  Series D Options            60,318          941,515           70,000        ---                450,625        ---
  Series E Options             ---              ---             20,000        ---                105,000        ---

Robert E. Brunius
  Series A Options             ---           $  ---             52,400        ---             $  877,700     $  ---
  Series B Options             ---              ---              1,100        ---                 15,675        ---
  Series D Options             ---              ---            136,818        ---              1,135,508        ---
  Series E Options             ---              ---             20,000        ---                105,000        ---

Joe Hurst
  Series D Options             ---           $  ---             24,000        ---             $  183,000        ---

Reed G. Grothe
  Series C Options             ---           $  ---              ---         22,000                ---       $139,250


------------------

(1) These amounts represent the applicable number of shares underlying the Stock Options multiplied by the result obtained by subtracting from the fair market value of the Common Stock at the time of exercise the per share exercise prices of the Stock Options.

(2) The amounts set forth represent the difference between the $21.75 per share closing price of the Common Stock as quoted on The Nasdaq National Market on December 31, 1997, and the exercise price of the Stock Options, multiplied by the applicable number of shares underlying the options.

EMPLOYMENT CONTRACTS

Messrs. Auth, Briskey, Brunius and Durant have entered into compensation agreements with the Company which provide that their annual base salaries will be not less than $300,000, $140,000, $140,000 and $100,000, respectively. Such compensation agreements have no term and provide for severance pay in an amount equal to six months' base salary if employment is terminated without cause. These compensation agreements also provide that each executive officer is eligible for discretionary incentive bonuses and is entitled to receive benefits that are otherwise provided to employees and/or executives of the Company. As recipients of Stock Options under the Stock Incentive Plan, each of the executive officers is also subject to certain non-compete restrictions.

In connection with the April 30, 1997, acquisition of CADDX, Mr. Hurst entered into a one-year employment agreement with CADDX, which provides that his annual base salary will be $175,000 and that he will be eligible for discretionary bonus compensation in such amounts as determined from time to time by the Board of Directors. Subsequent to the initial one-year term of the agreement, CADDX agreed that Mr. Hurst's annual base salary shall be not less than $175,000 and he will be eligible for severance pay in an amount equal to six months' base salary if employment is terminated without cause. Concurrent with execution of his employment agreement, Mr. Hurst entered into a five-year non-competition agreement with the Company. As a recipient of Stock Options under the Stock Incentive Plan, Mr. Hurst is also subject to additional non-compete restrictions.

INCENTIVE COMPENSATION PROGRAM

The principal components of the compensation for the Company's senior officers, who are Messrs. Auth, Hurst, Briskey and Brunius (the "EXECUTIVE GROUP"), are base salaries, cash bonuses and Stock Options. Since the acquisition of Interactive Technologies by the Company in May 1992, the amount of the bonuses and the vesting schedule for the Stock Options have been tied to the financial performance of the Company according to a formula determined annually by the Company's Board of Directors.

On May 5, 1997, the Sub-Committee approved the 1997 incentive compensation program, consisting of the Executive Group Bonus Plan for Year Ended December 31, 1997 (the "BONUS PLAN"), and the Executive Group Employee Stock Options, Series D, Acceleration Plan for the Year Ended December 31, 1997 (the "ACCELERATION PLAN"). Messrs. Auth, Hurst, Briskey and Brunius each were eligible for cash bonuses under the Bonus Plan, the amount of which was dependent upon the Company's level of net sales and operating profit (before amortization of intangible assets and before all bonuses awarded to the Executive Group) in accordance with a formula approved by the Sub-Committee. As part of the Acceleration Plan, on May 5, 1997, Messrs. Auth, Hurst, Briskey and Brunius were granted by the Sub-Committee Series D Options for the purchase of an aggregate of 194,000 shares of Common Stock. Under the Acceleration Plan, currently issued, but not vested, prior issues of the Series D Options would become vested and immediately exercisable in accordance with a formula adopted and approved by the Sub-Committee. If the formula criteria were not met, the Series D Options that did not become vested under the Acceleration Plan would become vested on April 14, 2004. Under the Acceleration Plan, Series D Options held by the following individuals to purchase the following number of shares of Common Stock become vested and immediately exercisable as of January 1, 1998:
Mr. Auth (104,000 shares), Mr. Hurst (24,000 shares), Mr. Briskey (36,400 shares) and Mr. Brunius (36,400 shares). See "Election of Directors--Report of the Compensation Committee."

On May 5, 1997, Mr. Grothe was granted by the Sub-Committee Series C Options for the purchase of 10,000 shares of Common Stock. One-fifth of such options vest each year on the anniversary date of the grant until they are fully vested on the fifth such anniversary date.

On May 5, 1997, the Sub-Committee repriced all Series D and/or Series E Stock Options held by Messrs. Auth, Briskey and Brunius that had an exercise price of $22.56 or higher to provide for a new exercise price of $16.50 (which is $0.50 greater than the market value of the Common Stock of the Company as of the close of business on May 5, 1997) with all other terms and conditions contained in such awards remaining unchanged. Additionally, all holders of Series C Options with an exercise price of $22.75 or more were given the right to exchange such Stock Options for new Stock Options in the identical number, but with a new exercise price equal to the market value of the Common Stock as of the close of business on January 28, 1997, and with five-year vesting commencing January 28, 1997. On March 7, 1997, Mr. Grothe exchanged 7,000 Series C Options with an exercise price of $23.75 (of which 2,800 would have become vested in April 1997) and 5,000 Series C Options with an exercise price of $26.75 (of which 1,000 would have become vested in May 1997) for 12,000 new options with an exercise price of $16.50 with five-year vesting commencing January 28, 1997. See "Report of the Compensation Committee--1997 Option Replacement/Repricing."










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


OPTION REPRICING

The following table sets forth information concerning all repricings of stock options held by any executive officer or director of the Company during the period commencing November 22, 1994 (when the Company became a reporting company pursuant to the Securities Exchange Act of 1934, as amended) and ending on December 31, 1997.

                                               Ten-Year Option Repricing
                                               -------------------------
                                                      Market Price
                                        Number of     of Stock at       Exercise         New      Length of Original Option
                                         Options        Time of       Price at Time    Exercise     Term Remaining at Date
    Name                    Date        Repriced       Repricing      of Repricing      Price           of Repricing
    ----                    ----        --------       ---------      ------------      -----       ----------------------
Thomas L. Auth            05/05/97      100,000         $16.00            $23.75       $16.50         8 years, 3 months
Director, Chairman,       05/05/97      100,000          16.00             26.75        16.50         9 years, 4 months
CEO and President

Charles E. Briskey        05/05/97       31,500          16.00             23.75        16.50         8 years, 3 months
Senior Vice President     05/05/97       35,000          16.00             26.75        16.50         9 years, 4 months
and President

Robert E. Brunius         05/05/97       35,000          16.00             23.75        16.50         8 years, 3 months
Senior Vice               05/05/97       35,000          16.00             26.75        16.50         9 years, 4 months
President

Charles A. Durant         01/28/97        7,500          16.50             25.25        16.50         8 years, 11 months
Vice President,           01/28/97        2,000          16.50             26.75        16.50         9 years, 4 months
General Counsel and
Secretary

Jack A. Reichert          01/28/97        4,000          16.50             23.75        16.50         8 years, 3 months
Vice President,           01/28/97        2,000          16.50             26.75        16.50         9 years, 4 months
Finance

Reed G. Grothe            01/28/97        7,000          16.50             23.75        16.50         8 years, 3 months
Vice President, Sales     01/28/97        5,000          16.50             26.75        16.50         9 years, 4 months
of Interactive
Technologies

Duane Paulson             01/28/97        2,000          16.50             23.75        16.50         8 years, 3 months
Vice President,           01/28/97        3,000          16.50             26.75        16.50         9 years, 4 months
Marketing of
Interactive
Technologies

Sangwoo Ahn               05/22/97        7,500          16.00             25.88        16.00         2 years, 9 months
Director

Walter R. Barry, Jr.      05/22/97        7,500          16.00             25.88        16.00         2 years, 9 months
Director



                                               Ten-Year Option Repricing
                                               -------------------------
                                                      Market Price
                                        Number of     of Stock at       Exercise         New      Length of Original Option
                                         Options        Time of       Price at Time    Exercise     Term Remaining at Date
    Name                    Date        Repriced       Repricing      of Repricing      Price           of Repricing
    ----                    ----        --------       ---------      ------------      -----       ----------------------

Perry J. Lewis            05/22/97        7,500         $16.00            $25.88       $16.00         2 years, 9 months
Director

W. Wallace                05/22/97        7,500          16.00             25.88        16.00         2 years, 9 months
McDowell, Jr.
Director

William C.                05/22/97        7,500          16.00             25.88        16.00         2 years, 9 months
Ughetta, Jr.
Director and
Assistant Secretary



REPORT OF THE COMPENSATION COMMITTEE

For 1997 and 1998, the Compensation Committee of the Board of Directors consisted and consists of Thomas L. Auth, W. Wallace McDowell, Jr., and Perry J. Lewis. The Compensation Committee is responsible for assuring that compensation for executives is consistent with the Company's compensation philosophy. The Compensation Committee also administers and makes grants under the Company's Stock Incentive Plan with respect to the Company's key employees, although the Sub-Committee consisting of Messrs. McDowell and Lewis makes such determinations under the Stock Incentive Plan with respect to the Company's executive officers.

EXECUTIVE COMPENSATION

The Company's policy with respect to the compensation of executive officers includes the following beliefs:

1. The Company's compensation system should attract and retain highly-qualified personnel.

2. Executive compensation should include a significant cash bonus component, the amount of which should depend on the financial performance of the Company and the attainment of an executive officer's individual performance goals on behalf of the Company.

3. Executive compensation should also include a significant incentive-based equity component in the form of options or other stock awards.

The principal components of compensation for the Company's executive officers are base salaries, cash bonuses, and Stock Options. The amounts of the annual base salaries of the Company's executive officers named in the Summary Compensation Table were based in part on information regarding the salaries of executive officers of other companies of a similar size in the security industry.

The other two components of compensation for the Executive Group--cash bonuses and Stock Options--are incentive based and closely tied to the financial performance of the Company, as determined annually by the Company's Board of Directors and the Sub-Committee, respectively. As previously described above in "Executive Compensation -- Incentive Compensation Program," on May 5, 1997, the Sub-Committee approved the 1997 Bonus Plan and Acceleration Plan, under which the cash bonuses for 1997 were determined. The Sub-Committee determined the grant and vesting of Stock Options for executive officers under the 1997 Bonus Plan and Acceleration Plan.

In determining its recommendations for the 1997 Bonus Plan and Acceleration Plan, the Compensation Committee took into account the overall financial performance of the Company, the scope of responsibility of a particular executive officer's position at the Company, and goals regarding the executive officer's performance on behalf of the Company. All of these factors generally were weighted equally by the Compensation Committee and the Board.

Messrs. Auth, Hurst, Briskey and Brunius were each eligible for cash bonuses under the Bonus Plan, the amount of which was determined based on the level of the Company's net sales and operating profit (before amortization of intangible assets, before all bonuses awarded to salaried employees and before $5.8 million of charges related to the acquisition of CADDX). The Bonus Plan for these four individuals for the year ended December 31, 1997, specifies that, only if certain levels of net sales and operating profits are achieved by the Company, then these individuals will be eligible to receive bonuses, the amount of which then is based on such levels of net sales and operating profit. No bonuses are paid, and no Stock Options become vested on an accelerated basis, if the minimum levels of net sales and operating profits are not reached by the Company.

As described above, the amount of compensation earned by the Executive Group, including Mr. Auth, includes two significant incentive-based components, the amounts of which are closely tied to the Company's financial performance. Based upon the Company's 1997 net sales of $101 million and operating profit of $21.8 million (before amortization of intangible assets, before all bonuses awarded to said officers, and before $5.8 million of charges relating to the acquisition of CADDX), the executive officers named in the Summary Compensation Table who were eligible under the Bonus Plan received an aggregate of $379,050 in bonuses for 1997 (paid in 1998).

As part of the Acceleration Plan, and as determined by the Sub-Committee, on May 5, 1997, Messrs. Auth, Hurst, Briskey and Brunius received Series D Options to purchase an aggregate of 194,000 shares of Common Stock, none of which were then exercisable. Under the Acceleration Plan, a Series D Option to purchase one share of Common Stock becomes vested and exercisable as of a date determined by the Sub-Committee. Therefore, effective as of January 1, 1998, Series D Options, including Series D Options issued in prior years that have not previously been accelerated by the Sub-Committee held by Messrs. Auth, Hurst, Briskey and Brunius to purchase an aggregate of 200,800 shares of Common Stock, became exercisable.

Thomas L. Auth, the only member of the Compensation Committee who is an officer and employee of the Company, participates in the discussions of the Compensation Committee of his compensation but does not determine the final recommendations of the Compensation Committee to the Board regarding his compensation. Recommendations regarding the compensation for Mr. Auth are made by the nonemployee members of the Compensation Committee using a process and philosophy similar to those used for all other executive officers. The nonemployee members of the Compensation Committee, in making their recommendations regarding Mr. Auth's compensation, consider, among other things, the overall performance of the Company along with their own assessment of Mr. Auth's performance and contributions to the Company. The Compensation Committee then includes Mr. Auth in the Bonus Plan and Acceleration

Plan, which are later considered by the Board of Directors. The Sub-Committee (consisting of nonemployee members of the Compensation Committee) makes decisions regarding the granting of options and other awards under the Stock Incentive Plan to Mr. Auth and the other executive officers of the Company.

1997 OPTION REPLACEMENT/REPRICING

On November 14, 1996, without prior warning, ADT notified the Company that it would be phasing out the Company as a supplier. No clear reason was ever given for the decision. The unexpected news precipitated a significant decrease in the market value of the Common Stock of the Company, which plunged from $30-1/8 to $11-7/8 overnight. The Compensation Committee determined that the circumstances surrounding ADT's decision were beyond the control of senior management.

In light of these circumstances, the Compensation Committee deemed it necessary and desirable for the Company to reprice or exchange certain Stock Options held by the Company's executive officers and certain other employees. The Compensation Committee determined that this program was necessary because equity incentives are a significant component of total compensation of each employee and play a substantial role in the Company's ability to retain the services of the individuals essential to the Company's long-term financial success. The purpose of the Stock Incentive Plan is to promote the interests of the Company and its stockholders by attracting and retaining executive personnel and other key employees of outstanding ability and by enabling such employees to participate in the long-term growth and success of the Company. The Compensation Committee felt that the Company's ability to retain key employees would be significantly impaired unless the value of such employees' Stock Options was restored by repricing or replacing such Stock Options at the then-current market price. The Compensation Committee noted that other companies in the technology industry that had been confronted with this problem have made similar adjustments in option prices to motivate and retain their employees. This is the first time that the Compensation Committee has approved repricing of Stock Options, and the Compensation Committee considers this an unusual event for the Company.

On January 28, 1997, the Board of Directors approved a proposal to offer all current employees of the Company or its subsidiaries who held Series C Options as of January 28, 1997, with an exercise price of $22.75 or higher an exchange of such Series C Options for new Series C Options with an exercise price equal to the market value of the Common Stock of the Company as of the close of business on January 28, 1997 ($16.50) with five-year vesting starting over as of January 28, 1997. The vast majority of employees eligible for such an exchange did in fact so exchange their Series C Options.

On May 5, 1997, the Sub-Committee repriced all Series D and/or Series E Stock Options held by Messrs. Auth, Briskey and Brunius that had an exercise price of $22.56 or higher to provide for a new exercise price of $16.50, with all other terms and conditions contained in such Awards remaining unchanged.

On May 22, 1997, the Board of Directors approved the cancellation of options awarded to date under the Director Plan and the replacement of such options with Stock Options under the Stock Incentive Plan with an exercise price equal to the market value of the Common Stock of the Company on the close of business on May 22, 1997, which was $16.00. The Board amended the Stock Incentive Plan to allow Awards thereunder to be made to Nonemployee Directors of the Company, as well as employees, so that newly issued Stock Options under the Stock Incentive Plan could be exchanged for all options outstanding under the Director Plan as of May 22, 1997.

The Compensation Committee believes that the lower exercise prices of the regranted/repriced Stock Options make the Stock Options once again valuable to the executive officers and key employees who are critical to the Company's success. See "Executive Compensation -- Option Repricing" above for the table setting forth information concerning any repricing of Stock Options held by any executive officer or directors of the Company.

Members of the Compensation Committee:

Thomas L. Auth
W. Wallace McDowell, Jr.
Perry J. Lewis








            (The remainder of this page was intentionally left blank)

                                PERFORMANCE GRAPH

The Company's Common Stock has been traded on The Nasdaq National Market since November 22, 1994. Prior to that date, there was no public market for the Company's Common Stock. The following graph shows changes during the period from November 22, 1994, to December 31, 1997, in the value of $100 invested in: (1) the Company's Common Stock; (2) the Total Return Index for The Nasdaq Stock Market (U.S.) compiled by the Center for Research in Securities Prices ("CRSP") at the University of Chicago, Chicago, Illinois; and (3) the CRSP Total Return Index for Nasdaq Non-Financial Stocks. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid.
The calculations exclude trading commissions and taxes.



                               [PLOT POINT GRAPH]



                        11/22/94    12/30/94    12/29/95    12/31/96    12/31/97
                        --------    --------    --------    --------    --------
Nasdaq (U.S.)           $100.00     $101.58     $143.67     $176.70     $216.84
Nasdaq Non-Financial     100.00      101.42      141.35      171.76      201.56
ITI Technologies, Inc.   100.00      139.62      183.08       93.08      133.85

                                 OTHER BUSINESS

All items of business intended by management to be brought before the meeting are set forth in this Proxy Statement, and management knows of no other business to be presented. If other matters of business not presently known to the Board of Directors shall be properly raised at the Annual Meeting, the persons named as the proxies will vote on such matters in accordance with their best judgment.


                          FUTURE STOCKHOLDER PROPOSALS

Under the Securities Exchange Act of 1934, the stockholders of the Company have certain rights to have stockholder proposals included within the Proxy Statement of the Company for the Company's annual stockholders' meeting in 1999. Any voting stockholder desiring to submit a proposal for consideration at the 1999 annual meeting should forward the proposal so that it will be received in the Company's principal executive offices no later than December 5, 1998. Proposals received by that date that are proper for consideration at the Annual Meeting and otherwise conform to the rules of the Securities and Exchange Commission will be included in the 1999 Proxy Statement. Due to the technical nature of the rights of stockholders and the Company in this area, a stockholder desiring to make a stockholder proposal should consider consulting his or her personal legal counsel with respect to such rights.


                              FINANCIAL INFORMATION

The Company's 1997 Summary Annual Report to Stockholders and the Company's Annual Report on Form 10-K, including, but not limited to, balance sheets as of December 31, 1997, and 1996 and the statements of income, stockholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995, accompany these materials. A copy of the 1997 Summary Annual Report to Stockholders and a copy of its Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission may be obtained without charge upon written request to the Company. Requests should be directed to Kenneye Thompson, ITI Technologies, Inc., 2266 North Second Street, North St. Paul, Minnesota 55109.

                                       By Order of the Board of Directors

                                       /s/  Charles A. Durant

Dated: April 3, 1998                   CHARLES A. DURANT
                                       Secretary

                                   APPENDIX A
                             ITI TECHNOLOGIES, INC.
                      LONG-TERM STOCK INCENTIVE PLAN (1992)
                    (AMENDED AND RESTATED AS OF MAY 13, 1998)


Section 1.  PURPOSE

         The purposes of the ITI Technologies, Inc. Long-Term Stock Incentive Plan (1992) (the "PLAN") are to promote the interests of ITI Technologies, Inc. and its shareholders by attracting and retaining nonemployee directors, executive personnel and other key employees of outstanding ability; and enabling such directors and employees to participate in the long-term growth and financial success of ITI Technologies, Inc.

Section 2.  DEFINITIONS

         "AWARD" shall mean a grant or award under SECTION 6, 7 or 8 of the Plan, as evidenced in a written document delivered to a Participant as provided in SECTION 9(B).

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITTEE" shall mean the Compensation Committee of the Board of Directors and any sub-committee of the Compensation Committee designated by the Board of Directors and/or the Compensation Committee.

         "COMMON STOCK" or "STOCK" shall mean the Common Stock, $.01 par value, of the Corporation.

         "CORPORATION" shall mean ITI Technologies, Inc.

         "DESIGNATED BENEFICIARY" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

         "EMPLOYEE" shall mean any key employee of the Employer.

         "EMPLOYER" shall mean the Corporation and any Subsidiary.

         "FISCAL YEAR" shall mean the fiscal year of the Corporation.

         "NONEMPLOYEE DIRECTOR" shall mean a director of the Corporation who is not also an employee of the Corporation.

         "OPTION" shall mean a stock option granted under SECTION 6 which is not intended to be an incentive stock option within the meaning of Section 422 of the Code.

         "PARTICIPANT" shall mean an Employee and/or a Nonemployee Director who is selected by the Committee to receive an Award under the Plan.

         "RESTRICTION PERIOD" shall mean the period of years selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Corporation.

         "RESTRICTED STOCK" shall mean shares of Common Stock contingently granted to a Participant under SECTION 7 of the Plan.

         "RESTRICTED STOCK UNIT" shall mean a unit contingently awarded under
SECTION 7 of the Plan.

         "STOCK APPRECIATION RIGHT" shall mean a right granted under SECTION 8.

         "SUBSIDIARY" shall mean any business entity in which the Corporation possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

Section 3.  ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee may delegate to one or more executive officers of the Corporation the power to make Awards to Participants who are not executive officers or directors of the Corporation provided the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant. The Committee's decisions shall be binding upon all persons, including the Corporation, stockholders, an Employer, Employees, Nonemployee Directors, Participants and Designated Beneficiaries.

Section 4.  ELIGIBILITY

         All Employees and Nonemployee Directors who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Corporation are eligible to be Participants in the Plan.

Section 5.  MAXIMUM AMOUNT AVAILABLE FOR AWARDS

         (a) The maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be a total of 2,500,000 shares of Common Stock. Shares of Common Stock may be made available from the authorized but unissued shares of the Corporation or from shares reacquired by the Corporation. In the event that (i) an Option expires or is terminated unexercised as to any shares of Common Stock covered thereby; or (ii) any Award in respect of shares is canceled or forfeited for any reason under the Plan without the delivery of shares of Common Stock, such shares shall thereafter be again available for award pursuant to the Plan.

         (b) In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold under the Plan; (ii) the number and kind of shares subject to outstanding Options and other Awards; and (iii) the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a Participant or a person who has an outstanding Option or other Award; provided, however, that the number of shares subject to any Option or other Award shall always be a whole number.

Section 6.  STOCK OPTIONS

         (a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and/or Nonemployee Directors to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option.

         (b) OPTION PRICE. The Committee shall establish the option price at the time each Option is granted.

         (c) EXERCISE.

                  (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

                  (2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Corporation. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such Common Stock so tendered to the Corporation, valued as of the date of such tender, is at least equal to such option price.

Section 7.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

         (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and/or Nonemployee Directors to whom shares of Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, the duration of the Restriction Period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Corporation, and the other terms and conditions of such Awards. The Restriction Period shall consist of at least one (1) year (which may be shortened or waived by the Committee at any time in its discretion) with respect to one (1) or more Participants or Awards outstanding.

         (b) Restricted Stock Units and shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restriction Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Corporation. At the expiration of the Restriction Period, the Corporation shall deliver such certificates to the Participant or the Participant's legal representative. Payment for Restricted Stock Units shall be made by the Corporation in cash or shares of Common Stock, as determined at the sole discretion of the Committee.

Section 8.  STOCK APPRECIATION RIGHTS

         The Committee may, with sole and complete authority, grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem with or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six (6) months after grant, shall not be exercisable after the expiration of ten (10) years from the date of grant and shall have an exercise price of not less than one hundred percent (100%) of the fair market value of the Common Stock on the close of business on the date of grant ("FAIR MARKET VALUE"). A Stock Appreciation Right shall entitle the Participant to receive from the Corporation an amount of cash equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise of the Stock Appreciation Right (or such other date specified by the Committee at the time of grant) over the exercise price thereof.

Section 9.  GENERAL PROVISIONS

         (a) WITHHOLDING. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of payments of Awards in the form of Common Stock, at the Committee's discretion the Participant may be required to pay to the Employer the amount of any taxes required to be withheld with respect to the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose fair market value equals the amount required to be withheld.

         (b) AWARDS. Each Award hereunder shall be evidenced in writing, delivered to the Participant and shall specify the terms and conditions thereof and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, retirement or other termination of employment of the Participant and the effect thereon, if any, of a change in control of the Corporation.

         (c) NONTRANSFERABILITY. No Award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

         (d) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. Further, the Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to any Award.

         (e) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

         (f) CONSTRUCTION OF THE PLAN. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of New York, regardless of the law that might be applied under applicable principles of conflicts of laws.

         (g) EFFECTIVE DATE. Subject to the approval of the stockholders of the Corporation, the Plan shall be effective on May 11, 1992. No Options or Awards may be granted under the Plan after May 10, 2002.

         (h) AMENDMENT OF AWARD; AMENDMENT OF THE PLAN.

                  (1) The Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation (i) to change the date or dates as of which (A) an Option becomes exercisable; (B) Restricted Stock becomes nonforfeitable; or (ii) to cancel and reissue an Award under such different terms and conditions as it determines appropriate.

                  (2) The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations.

         (i) NOTICE OF EXERCISE. Prior to the receipt of any shares of Common Stock in connection with any Award hereunder, the Participant will execute and deliver to the Corporation a Notice of Exercise of Stock Option in the form, and containing such terms and conditions, as shall be determined by the Committee.

PROXY                        ITI TECHNOLOGIES, INC.
                             A DELAWARE CORPORATION
            2266 NORTH SECOND STREET, NORTH ST. PAUL, MINNESOTA 55109
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Thomas L. Auth and Charles A. Durant, and either of them, are hereby appointed Proxies, each with the power to appoint his substitute, to represent and to vote, as designated below, all shares of common stock of ITI Technologies, Inc. ("Company") held of record by the undersigned on March 30, 1998 at the Annual Meeting of Stockholders to be held on May 13, 1998 or any adjournment thereof.

1.  ELECTION OF     FOR all six nominees listed below   WITHHOLD AUTHORITY
    DIRECTORS:      (except as marked to the contrary   to vote for all nominees
                    below). |_|                         listed below. |_|

    (INSTRUCTION:To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.)

           THOMAS L. AUTH,   W. WALLACE MCDOWELL, JR.,   PERRY J. LEWIS,

         SANGWOO AHN,   WILLIAM C. UGHETTA, JR.   AND   WALTER R. BARRY, JR.

2.  PROPOSAL TO AMEND THE COMPANY'S LONG-TERM STOCK INCENTIVE PLAN (1992).

                     |_|FOR        |_|AGAINST        |_|ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF COOPERS & LYBRAND, L.L.P. AS THE INDEPENDENT ACCOUNTANT TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1998.

                     |_|FOR        |_|AGAINST        |_|ABSTAIN

    In the event of the inability or unwillingness of one or more of the above-named nominees to serve as a director at the time of the Annual Meeting on May 13, 1998 or of any adjournments thereof, the shares represented by the proxies will be voted in favor of the remainder of such nominees and may also, in the discretion of the holders of said proxies, be voted for other nominees not named herein in lieu of those unable or unwilling to serve. As of the date hereof, the Board of Directors knows of no nominee who is unable or unwilling to serve.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting; management is not presently aware of any such matters to be presented for action at the Annual Meeting.

        (CONTINUED, AND TO BE COMPLETED AND SIGNED, ON THE REVERSE SIDE)

                         (CONTINUED FROM THE OTHER SIDE)


    The undersigned hereby ratifies and confirms all the parties shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies previously given to vote such shares.

    This Proxy, when properly executed, shall be voted in the manner indicated by the undersigned stockholder, but if no direction is made, this Proxy will be voted for the directors named in the Proxy Statement, in favor of the proposed amendment to the Company's Long-Term Stock Incentive Plan and in favor of the proposal to ratify the selection of Coopers & Lybrand, L.L.P. to audit the consolidated financial statements of the Company for the year ending December 31, 1998.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or in some other fiduciary capacity, please give full title as such.


                                        If a corporation, please sign in full
                                        corporate name by president or other
                                        authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).


                                        Dated: ___________________________, 1998


                                        ________________________________________
                                         Signature

                                        ________________________________________
                                         Signature if held jointly


       (PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE
                              ENCLOSED ENVELOPE.)